Exhibit 10.5

EXECUTION VERSION

$90,000,000 Principal Amount

of

8.0% / 9.5% Senior PIK Toggle Notes due 2026

EXCHANGE AGREEMENT (GUARANTEED NOTES)

Dated as of October 5, 2022

by and among

SEACOR MARINE HOLDINGS INC.,

as Company,

FALCON GLOBAL ROBERT LLC,

as Guarantor,

and

THE INVESTORS IDENTIFIED ON SCHEDULE A HERETO

i

ii

SCHEDULES

A	Information Relating to Investors
1.01(a)	Indebtedness
6.01(j)	Liens
7.12	Permitted Liens

EXHIBITS

A	Form of Note
B	Form of Press Release
C	Form of 8-K

iii

EXCHANGE AGREEMENT (GUARANTEED NOTES)

This EXCHANGE AGREEMENT (GUARANTEED NOTES) is entered into as of October 5, 2022, by and among SEACOR MARINE HOLDINGS INC. (the “Company”), a Delaware corporation, FALCON GLOBAL ROBERT LLC (the “Guarantor”), a Delaware limited liability company and indirect wholly-owned subsidiary of the Company and the Investors listed on Schedule A attached hereto.

PRELIMINARY STATEMENTS

For its lawful corporate purposes, the Company has duly authorized the issuance of its 8.0% / 9.5% Senior PIK Toggle Notes due 2026 (the “Guaranteed Notes”), in an aggregate principal amount of $90.0 million, and in order to provide the terms and conditions upon which the Guaranteed Notes are to be issued and delivered, the Company has duly authorized the execution and delivery of this Agreement.

The Form of Guaranteed Note (including any PIK Notes), the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Guaranteed Notes are to be substantially in the forms provided in Exhibit A hereto.

On the Closing Date, the Company and the Investors desire to exchange the aggregate principal amount of Existing Notes set forth next to each Investors name on Schedule A hereto for a like principal amount of Guaranteed Notes as set forth on such schedule upon the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01 Defined Terms. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement and of any amendment hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Exchange Agreement (Guaranteed Notes) and all Exhibits, Schedules and Annexes attached hereto.

“Asset Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback transaction) of the Guarantor or its Subsidiaries (including the issuance or sale of Capital Stock of the Guarantor or any Subsidiary or other entity directly or indirectly owned by the Guarantor) (each referred to in this definition as a “disposition”) other than: (a) a disposition of cash or cash equivalents, (b) a disposition of obsolete, damaged or worn out property or equipment that the Company determines are no longer economically practical or commercially desirable to maintain for its business; (c) Permitted Liens; (d) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; (e) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and (f) transactions expressly permitted pursuant to Sections 7.15 and 7.16 herein.

“Board Observer” shall have the meaning specified in Section 7.10(a).

“Board of Directors” means the board of directors of the Company or a committee thereof duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity but excluding any debt securities convertible into such equity.

“Carlyle” means any of the Investors listed on Schedule A, any of their respective Affiliates and any investment fund owned and controlled or otherwise managed by any such Investor or such Affiliate (other than any portfolio company of any such entity).

“Cash Interest Rate” means 8.00% per annum.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, credit or debit card, purchasing card and/or stored value card, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services in the ordinary course of business or consistent with past practice.

“close of business” means 5:00 p.m. (New York City time).

“Closing” shall have the meaning specified in Section 2.02.

“Closing 8-K” means the Form 8-K filed with the Commission on October 5, 2022 disclosing, among other items, the entry into this Agreement and the Exchange Agreement (New Convertible Notes) in the form attached hereto as Exhibit D.

“Closing Date” means the date on which all of the conditions precedent in Article IV are satisfied (or waived) under and in accordance with this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Agreement.

“Company” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Section 7.15, shall include its successors and assigns.

“Company Deliverables” means:

(a) duly endorsed certificates representing the principal amount of Guaranteed Notes set forth opposite such Investor’s name on Schedule A hereto (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as the Investors may request);

(b) a receipt executed by the Company and delivered to the Investors acknowledging receipt of the Existing Notes from the Investors on the Closing Date;

(c) cash in an amount equal to the accrued and unpaid interest on the Existing Notes from the most recent payment date thereunder to the Issue Date;

(d) a certificate of the Company’s Secretary, dated as of Closing Date, certifying as to the resolutions for the corporate proceedings relating to the authorization, execution and delivery of the Guaranteed Notes and certifying the Company’s Organization Documents; and

(e) executed counterparts to each of this Agreement, the Exchange Agreement (New Convertible Notes) and the Registration Rights Agreement.

“Company Fundamental Change” shall be deemed to have occurred at any time following completion of the issuance of the Guaranteed Notes if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or any of its Subsidiaries, files or (if known by the Company or any of their Subsidiaries) is required to file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (ii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than any Subsidiary of the Company; provided, however, that a transaction described in clause (i), (x) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or (y) which was effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into Common Equity of the surviving entity shall in each case, not be a Company Fundamental Change pursuant to this clause (b); or

(c) the Common Stock at any time ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors);

provided, however, that any transaction that constitutes a Company Fundamental Change pursuant to both clause (a) and clause (b) above shall be deemed a Company Fundamental Change solely under clause (b) above; and provided, further that a transaction or transactions described in clause (a) or (b) above (other than clause (b)(ii)) shall not constitute a Company Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares or pursuant to stockholders’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions.

“Company’s Office” shall have the meaning specified in Section 1.05.

“Competitor” means those persons or group of persons, or entities or group of entities, directly and actively engaged in the operation of offshore vessels or workboats servicing offshore oil, gas and renewable energy exploration, development and production facilities; provided that “Competitor” shall not include any financial institution, private equity firm or similar entity or any Affiliate thereof which owns any portfolio company that is a Competitor (other than any such portfolio company that is a Competitor).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Guaranteed Note (including, without limitation, the Redemption Price and the Fundamental Change Repurchase Price, principal and interest) that are payable but are not paid when due.

“Disqualified Institution” means those Competitors of the Company and their subsidiaries identified by the Company by written notice to the Investors on or prior to the date hereof and Affiliates of such Competitors that are either identified in such notice or are clearly identifiable on the basis of such Affiliates’ names, which list of Disqualified Institutions may be updated by the Company from time to time upon five Business Days’ prior written notice to the Holders in the manner contemplated in Section 11.01 hereof, it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired any Guaranteed Notes or beneficial interest therein so long as such Person was not a Disqualified Institution at the time it became the Holder of such Guaranteed Note or beneficial interest therein. The list of Disqualified Institutions shall be made available to the Investors and their transferees and their respective prospective transferees, it being understood that the Company may update such list from time to time with respect to Disqualified Institutions to the extent provided for above, with such updates effective solely upon them being made available to the Holders.

“Elected Rate” means the rate at which interest accrues for any interest payment period in accordance with Section 3.02(a) and as set forth in the Interest Election Notice.

“Environmental Laws” shall have the meaning specified in Section 6.01(k).

“Event of Default” shall have the meaning specified in Section 8.01.

“Event of Loss” means any event that results in the Guarantor receiving proceeds (or the Company or one of its other subsidiaries receiving proceeds) from any insurance covering any vessel owned by the Guarantor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement (New Convertible Notes)” means that certain Exchange Agreement (New Convertible Notes) dated as of October 5, 2022, entered into by and among the Company and the Investors.

“Existing Notes” means the 4.25% Senior Unsecured Notes due December 1, 2023 issued pursuant to that certain Convertible Senior Note Purchase Agreement by and among the Company and the Investors named therein, dated as of November 30, 2015, as amended by the Amendment and Exchange Agreement, dated as of May 2, 2018.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction not involving undue pressure or compulsion to complete the transaction on the part of either party. Fair Market Value shall be determined in good faith by the Board of Directors of the Company, unless otherwise provided in this Agreement.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Fundamental Change Company Notice” shall have the meaning specified in Section 10.05(c).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 10.05(b)(i).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 10.05(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 10.05(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 10.05(a).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Notes” shall have the meaning specified in the preliminary statements hereto. Unless the context otherwise requires, references in this Agreement to Guaranteed Note, shall include references to PIK Notes.

“Guarantor” shall have the meaning specified on the first paragraph of this Agreement, and subject to the provisions of Section 7.16 shall include its successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer, mitigation or management of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means, as applied to any Guaranteed Note, or other similar terms (but excluding the term “beneficial holder”), any Person in whose name at the time a particular Guaranteed Note is registered on the Note Register.

“Hybrid Interest Rate” means 9.5% per annum, with the cash interest portion of the Hybrid Interest accruing interest at a rate of 4.25% per annum and the PIK Interest portion of the Hybrid Interest accruing interest at a rate of 5.25% per annum.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (e) all obligations on account of principal of such Person as lessee under capitalized leases that are properly classified as a liability on a balance sheet in accordance with GAAP, (f) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such indebtedness, and (g) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables; provided that the term “Indebtedness” shall not include:

(i) deferred or prepaid revenue,

(ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller,

(iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto,

(iv) Cash Management Services,

(v) asset retirement obligations and pension obligations that are not overdue by more than 60 days, and

(vi) any obligations under any operating leases (as determined under GAAP as in effect on December 31, 2018).

For all purposes hereof, the Indebtedness of the Company and its Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax and accounting operations and intercompany loans or advances.

“Intellectual Property Rights” shall have the meaning specified in Section 6.01(m).

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on December 15, 2022.

“Investment Company Act” shall have the meaning specified in Section 6.01(l).

“Investor” means each entity identified in Schedule A hereto, and whose bank information as set forth opposite the name of such Investor, to the extent unavailable, would be provided by Carlyle as soon as reasonably practicable.

“Investor Deliverables” means:

(a) certificates representing the outstanding principal balance of all Existing Notes that will be exchanged for the Guaranteed Notes and the New Convertible Notes pursuant to this Agreement and the Exchange Agreement (New Convertible Notes), respectively;

(b) an Internal Revenue Service Form W-9 or W-8 executed by each Investor;

(c) a receipt executed by each Investor and delivered to the Company certifying that the Investors have received the Guaranteed Notes contemplated by this agreement from the Company on the Closing Date; and

(d) signatures to each of this Agreement, the Exchange Agreement (New Convertible Notes) and the Registration Rights Agreement.

“Issue Date” means October 5, 2022.

“Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapter 551, and any successor or replacement statutes thereto, and the regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lease Obligations” means the amount of all lease or charter obligations calculated in accordance with GAAP and ordinarily reflected on balance sheet of the obligor under GAAP;

“Lien” means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Material Adverse Effect” shall have the meaning specified in Section 6.01(a).

“Maturity Date” means July 1, 2026.

“Money Laundering Laws” shall have the meaning specified in Section 6.01(o).

“New Convertible Note” or “New Convertible Notes” shall refer to the $35.0 million in aggregate principal amount of notes issued pursuant to the Exchange Agreement (New Convertible Notes).

“Note Register” means the register maintained in the Company’s Office in which, subject to reasonable regulations as it may prescribe, the Company shall provide for the registration of Guaranteed Notes and transfers of Guaranteed Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable time.

“Note Registrar” means the Person appointed for the purpose of registering Guaranteed Notes and transfers of Guaranteed Notes and maintaining the Note Register as herein provided. The Company will initially act as Note Registrar.

“OFAC” shall have the meaning specified in Section 6.01(p).

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

“Operative Documents” means this Agreement, the Exchange Agreement (New Convertible Notes), the Guaranteed Notes, the New Convertible Notes, the Registration Rights Agreement and the Warrants.

“Optional Redemption” shall have the meaning specified in Section 10.01(b).

“Organization Documents” or “Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. Unless otherwise specified, references in this Agreement to the Company’s Organizational Documents refer to the Company’s Third Amended and Restated Certificate of Incorporation and bylaws in effect at the time of Closing.

“outstanding,” when used with reference to Guaranteed Notes, shall, subject to the provisions of Section 5.03, mean, as of any particular time, all Guaranteed Notes offered under this Agreement, except:

(a) Guaranteed Notes theretofore canceled by the Company or accepted by the Company for cancellation; and

(b) Guaranteed Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been set aside and segregated by the Company (if the Company shall act as its own Paying Agent) or shall have been deposited in trust with the Paying Agent (if other than the Company).

“Paying Agent” means the Company or such other entity as the Company may in its sole discretion designate, as a paying agent pursuant to Section 3.10.

“Permitted Indebtedness” means:

(a) Indebtedness existing at the Closing Date or made pursuant to binding commitments in effect at the Closing Date and set forth on Schedule 1.01(a) and any Indebtedness incurred to refinance such Indebtedness to the extent such refinancing indebtedness is incurred in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding of the Indebtedness being refinanced plus premium and fees, expenses and other charges incurred in connection with such refinancing;

(b) Indebtedness in respect of the Guaranteed Notes, New Convertible Notes, and PIK Interest (including PIK Notes) and any Indebtedness incurred to refinance such Indebtedness to the extent such refinancing indebtedness is incurred in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding of the Indebtedness being refinanced plus premium and fees, expenses and other charges incurred in connection with such refinancing;

(c) Guarantees by the Company of Indebtedness of any Subsidiary;

(d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was incurred) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(e) Indebtedness in the form of performance bonds, completion guarantees and surety or appeal bonds entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(f) Indebtedness owed to any Person in connection with workers’ compensation, self-insurance, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(g) Indebtedness incurred to fund environmentally beneficial (as determined by the Company in good faith) capital expenditures on the Company’s owned and managed vessels, in an amount not to exceed $10.0 million at any one time outstanding;

(h) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of the Company or a Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum aggregate liability in respect of all such Indebtedness under this clause will at no time exceed the gross proceeds actually received by the Company or the Subsidiary in connection with such disposition;

(i) Indebtedness of a Subsidiary or Subsidiaries of the Company (other than the Guarantor) that (1) is secured by any property (real or personal) or equipment (whether directly or by a pledge of the Capital Stock of any person owning such property and equipment) and (2) is non-recourse to the Company or the Guarantor;

(j) Indebtedness incurred in connection with customer deposits and advance payments received from customers for the sale or payment of goods and services in the ordinary course of business of the Company or any Subsidiary;

(k) Normal trade credits in the ordinary course of business;

(l) Indebtedness in respect to Lease Obligations, in an amount not to exceed $75.0 million at any one time outstanding; and

(m) Hedging Obligations, provided that such Hedging Obligations are (i) in the ordinary course of business and (ii) entered into by the Company or applicable Subsidiary to protect against or manage fluctuations in interest rates, currency exchange rates or commodity prices and not for speculative purposes.

“Permitted Liens” means with respect to any Person:

(a) Liens for taxes, assessments or other governmental charges not yet due and payable or if obligations with respect to such taxes, assessments or other governmental charges are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;

(b) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(c) Liens in the ordinary course of business for master’s and crews’ wages and salvage (including contract salvage);

(d) other Liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a vessel and which do not in the aggregate materially detract from the value of the vessels or materially impair the use thereof in the operation of its business and which secure obligations not more than 30 days overdue and which do not result from any default or omission by the Company and its Subsidiaries;

(e) Liens existing on the date hereof set forth on Schedule 7.12;

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Guaranteed Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof, provided that PIK Interest on the Guaranteed Notes will be paid in and PIK Notes may be issued in denominations (and any Guaranteed Notes issued in exchange or substitution therefor) of $1.00 and integral multiples of $1.00 in excess thereof.

“PIK Interest” shall have the meaning given to such term in Section 3.02.

“PIK Notes” shall have the meaning given to such term in Section 3.02.

“Redemption Date” shall have the meaning specified in Section 10.02(a).

“Redemption Notice” shall have the meaning specified in Section 10.02(a).

“Redemption Notice Date” means the date the Company calls any or all of the Guaranteed Notes for redemption pursuant to Article X.

“Redemption Price” means an amount equal to the applicable percentage set forth in the table below of the principal amount of the Guaranteed Notes (which, for the avoidance of doubt includes the increased principal amount from PIK Interest and the principal amount of PIK Notes) to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the relevant Redemption Date (unless the relevant Redemption Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued will be paid on such Interest Payment Date to the Holder of record as of the close of business on such Regular Interest Record Date and the Redemption Price shall be an amount equal to the applicable percentage set forth in the table below of the principal amount of the Guaranteed Notes being redeemed):

Redemption Date	Percentage
Issue Date to, but excluding, October 1, 2023	102.000%
October 1, 2023 to, but excluding, October 1, 2024	101.000%
October 1, 2024 and thereafter	100.000%

“registered form” shall have the meaning specified in Section 3.09(a).

“Registration Rights Agreement” means the registration rights agreement, dated as of the date hereof, between the Company and the Investors.

“Regular Interest Record Date,” with respect to any Interest Payment Date, means the June 10 or December 10 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Responsible Officer” means any Officer of the Company. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means (i) the Guarantor and (ii) any other Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 7.14(a)(i).

“Transfer Agent” means, at all times, the Person appointed as transfer agent for the Common Stock.

“U.S. Citizen” means a person who is a “citizen of the United States” within the meaning of the Jones Act, eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade.

“U.S. Coastwise Trade” means the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551, as amended or supplemented from time to time.

Section 1.02 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” or a “fiscal quarter” shall refer to a fiscal year or fiscal quarter of the Company.

Section 1.03 References to Agreements, Laws, Etc.. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted thereby; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.04 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.05 Agents. The Company will initially act as the Paying Agent and Note Registrar. For so long as the Company is acting in these roles, all notices required to be delivered to the Paying Agent, Note Registrar and Transfer Agent pursuant to this Agreement shall be delivered to the Company’s Office. The Company’s Office will be the office or agency in the United States of America where Guaranteed Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase and where notices and demands to or upon the Company in respect of the Guaranteed Notes and this Agreement may be served.

The “Company’s Office” is located at:

12121 Wickchester Lane

Suite 500

Houston, TX 77079

Attention: Legal Department

Email: aeverett@seacormarine.com

The Company may at any time, by notice to each holder of a Guaranteed Note, change the Company’s Office, so long as it is located in the United States.

Section 1.06 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) “including” means including without limitation;

(d) words in the singular include the plural and words in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) the principal amount of any non interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(g) the principal amount of any preferred stock shall be (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater;

(h) all amounts expressed in this Agreement or in any of the Guaranteed Notes in terms of money refer to the lawful currency of the United States of America;

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(j) the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement, any Guaranteed Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE II

Exchange of Notes

Section 2.01 Authorization of Notes; Agreement to Exchange Notes. On or before the Closing (as defined below), upon the terms and subject to the conditions set forth in this Agreement, the Company will have authorized the issuance of $90.0 million in aggregate principal amount of its Guaranteed Notes to the Investors and the increase in the principal amount of the Guaranteed notes or issuance of any PIK Notes necessary to satisfy its obligations under Section 3.02.

Subject to the terms and conditions set forth in this Agreement, the Company and each Investor hereby agrees to exchange (the “Exchange”) at the Closing the aggregate principal amount of the Existing Notes held by the Investors as set forth on Schedule A hereto for a like principal amount of Guaranteed Notes. The Guaranteed Notes shall be substantively in the form of Exhibit A hereto.

Section 2.02 The Closing. The closing of the Exchange will occur on the date hereof (the “Closing”) at 11:00 a.m., New York City time, at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001, or at such other time and place as is mutually agreed to by the Company and the Investors. At the Closing, the Company will Exchange the Existing Notes for the Guaranteed Notes.

Section 2.03 [Reserved].

Section 2.04 Expenses. The Company covenants and agrees with the several Investors that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Guaranteed Notes; (ii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 2.04 and (iii) the reasonable and documented out-of-pocket fees and expenses of the Investors incurred in connection with the negotiation, structuring and execution of this Agreement and the Operative Documents (including fees and expenses of Kirkland & Ellis LLP in an amount not to exceed $150,000 (collectively, along with such amounts to be paid pursuant to the Exchange Agreement (Convertible Notes))). It is understood that other than as set forth in clause (iii) of the preceding sentence or in the Registration Rights Agreement, each Investor shall be responsible for its own expenses, including any fees, disbursements and expenses incurred after the date hereof. The obligations of the Company under this Section 2.04 will survive the payment or transfer of any Guaranteed Note and the enforcement, termination, amendment or waiver of any provision of any Operative Document.

ARTICLE III

The Guaranteed Notes

Section 3.01 The Guaranteed Notes. The Guaranteed Notes shall initially be issued in the aggregate principal amount of Ninety Million Dollars ($90,000,000). The aggregate principal amount of the Guaranteed Notes that may be issued from time to time may be increased solely in connection with the incurrence of PIK Interest and the issuance of PIK Notes. The aggregate amount of the Guaranteed Notes (including any PIK Notes) shall, subject to the provisions for repurchase, optional redemption and acceleration contained herein, mature and be payable in full on the Maturity Date. The Guaranteed Notes constitute direct unsecured, senior obligations of the Company and the Guarantee constitutes a direct unsecured, senior obligation of the Guarantor. The Guaranteed Notes shall be executed on behalf of the Company by a Responsible Officer.

Section 3.02 Interest.

(a) The Company may, at its option, elect to pay interest on the Guaranteed Notes on any Interest Payment Date (1) in cash (“Cash Interest”) at the Cash Interest Rate or (2) by paying a portion in cash and a portion by increasing the principal amount of the Guaranteed Notes or by issuing additional Guaranteed Notes, at the Hybrid Interest Rate (“Hybrid Interest,” the pay-in-kind portion of Hybrid Interest “PIK Interest” and any additional Guaranteed Notes issued in respect of PIK Interest “PIK Notes”), provided that any interest payable in respect of a redemption or repurchase of a Guaranteed Note or at maturity of the Guaranteed Notes, shall be paid in the form of Cash Interest. The calculation of PIK Interest will be made by the Company in good faith. The Company shall elect the method of paying interest on an Interest Payment Date by delivering a notice (“Interest Election Notice”) to the Holders on or prior to the beginning of any interest payment period identifying the Elected Rate. In the absence of such an election with respect to an Interest Payment Date, the Company shall be deemed to have elected the Hybrid Interest option for such interest payment period.

(b) Interest shall accrue from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date or such other date from which such Guaranteed Note bears interest as stated on such Guaranteed Note) to, but excluding, the applicable Interest Payment Date. Interest shall be payable on the principal amount of the Guaranteed Notes, at the Elected Rate semi-annually in arrears. Accrued interest on the Guaranteed Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(c) Interest on the Guaranteed Notes will accrue at the Elected Rate from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the Issue Date of the Guaranteed Notes. The Person in whose name any Guaranteed Note is registered on the Note Register at the close of business on any Regular Interest Record Date with respect to any Interest Payment Date, Redemption Date or Fundamental Change Repurchase Date shall be entitled to receive the interest payable on such respective date (unless otherwise provided herein). Interest on the Guaranteed Notes shall be payable on (i) each Interest Payment Date (commencing on December 15, 2022) in arrears; (ii) the date of any redemption or repurchase in accordance with Article X; and (iii) maturity of the Guaranteed Notes, whether by acceleration or otherwise; provided that any interest payable in respect of a redemption or repurchase of a Guaranteed Note or at maturity of the Guaranteed Notes, shall be paid in the form of Cash Interest. All payment of interest (including PIK Interest) in respect of the Guaranteed Notes shall be made pro rata among the Holders in accordance with their pro rata share of the outstanding principal amount of the Guaranteed Notes (or, with respect to interest payments made in respect to Guaranteed Notes that are being repurchased or redeemed pursuant to Article X, pro rata among the Holders in accordance with their pro rata share of the outstanding principal amount of the Guaranteed Notes being repurchased or redeemed) as of the related Regular Interest Record date or the date of repurchase or redemption unless otherwise provided herein.

(d) If the Company elects to pay Hybrid Interest for any semi-annual interest payment period, the PIK Interest portion on the Guaranteed Notes shall be payable by increasing the principal amount of each outstanding Guaranteed Note on the Note Register by an amount equal to the amount of PIK Interest for the applicable interest payment period (rounded up to the nearest whole dollar payable with respect to such Holder’s Guaranteed Note) unless the Company provides notice to the Investors prior to the applicable Interest Payment Date that it shall issue the Investors PIK Notes in the Form of Physical Notes in an aggregate principal amount equal to the PIK Interest accrued during the applicable semi-annual interest payment period (rounded to the nearest whole dollar payable with respect to such Holder’s Guaranteed Note). If the Company determines to deliver PIK Notes to satisfy the PIK Interest for any semi-annual interest payment period, the Company will deliver duly executed PIK Notes to the Holders on the relevant Regular Interest Record Date as shown on the Register within three Business Days of the related Interest Payment Date. Following an increase in the principal amount of the outstanding Guaranteed Notes pursuant to clause (x) of the previous sentence, the Guaranteed Notes will bear interest on such increased principal amount from and after the date of payment of such PIK Interest. Any PIK Notes issued in respect of PIK Interest will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued in respect of PIK Interest will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of this Agreement and shall have the same rights and benefits as the Guaranteed Notes issued on the Closing Date. Any PIK Notes will be issued with the description “PIK” on the face of such PIK Note. The Guaranteed Notes issued on the Issue Date and any PIK Notes shall be treated as a single class for all purposes under this Agreement.

(e) Any increase in the principal amount of the outstanding Guaranteed Notes as a result of a payment of PIK Interest shall be permitted under this Agreement and the Guaranteed Notes.

(f) Any Defaulted Amounts in respect of Cash Interest and cash interest portion of the Hybrid Interest, shall accrue interest at the rate borne by the Guaranteed Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment or cause the Paying Agent (if other than the Company) to make payment of any Defaulted Amounts to the Persons in whose names the Guaranteed Notes are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company shall deliver notice of the proposed payment of such Defaulted Amounts and the special record date therefor to each Holder at its address as it appears in the Note Register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Guaranteed Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 3.02(f).

(ii) The Company may make payment of or cause the Paying Agent (if other than the Company) to make payment of any Defaulted Amounts in any other lawful manner, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Holders of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Holders.

Section 3.03 Scheduled Repayment. Any and all principal of the Guaranteed Notes remaining unpaid (including principal representing PIK Interest), together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless the Guaranteed Notes have been previously redeemed, repurchased or otherwise cancelled. Guaranteed Notes will be payable as to principal, repurchase and redemption at the Company’s Office upon presentation and surrender of such Guaranteed Notes.

Section 3.04 [Reserved].

Section 3.05 Cancellation of Guaranteed Notes Paid, etc. The Company shall cause all Guaranteed Notes surrendered for the purpose of payment, redemption, repurchase, transfer or exchange to be cancelled and, if surrendered to any Person other than the Company (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Company for cancellation. All Guaranteed Notes delivered to the Company shall be canceled promptly by it, and no Guaranteed Notes shall be issued in exchange therefor except as expressly permitted by any of the provisions of this Agreement. The Company may not issue new Guaranteed Notes to replace Guaranteed Notes it has paid in full or that have been delivered to the Company for cancellation.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05. If the Company is not acting as Note Registrar, the Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

Section 3.06 Service Charges. No service charge shall be made for any registration of transfer or exchange of the Guaranteed Notes, but the Company may require the Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Guaranteed Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Guaranteed Notes surrendered for exchange or registration of transfer.

Section 3.07 Payment.

(a) The Company will pay or cause to be paid all amounts payable in cash with respect to any Guaranteed Note by crediting (before 11:00 a.m., New York time on the date when due in accordance with this Agreement and/or the Guaranteed Note), by intra-bank or federal funds wire transfer to each Holder’s account the payment in any bank as may be designated and specified in writing by such Holder at least two Business Days prior to the applicable payment. Each Investor’s initial bank account for this purpose is on Schedule A hereto, which bank account may be updated by the Investors or any other Holder upon prior written notice to the Company delivered in the manner set forth in Section 11.01. PIK Interest shall be paid on the Interest Payment Date for each applicable semi-annual interest payment period for which Hybrid Interest was elected by increasing the principal balance of the Guaranteed Notes on the Note Register or issuing Holders the applicable amount of PIK Notes. If the Company elects Hybrid Interest for any interest payment period, the applicable amount of PIK Interest to be paid on the related Interest Payment Date shall be considered paid on the date due regardless of whether the Company has issued PIK Notes or increased the principal amount of the Guaranteed Notes on the Note Register on or prior to the related Interest Payment Date and interest shall accrue on such increased principal amount of PIK Notes from the applicable Interest Payment Date.

(b) In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of any payment that would otherwise need to be made on such date on account of the delay.

(c) The entire unpaid principal balance of the Guaranteed Notes (including any PIK Notes and portion of any Guaranteed Notes representing PIK Interest) shall be due and payable on the Maturity Date.

Section 3.08 Lost, etc. Guaranteed Notes. In case any Guaranteed Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver, a new Guaranteed Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Guaranteed Note, or in lieu of and in substitution for the Guaranteed Note so destroyed, lost or stolen. In every case the applicant for a substituted Guaranteed Note shall furnish to the Company such security or indemnity as may be required by the Company to hold it harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of such Guaranteed Note and of the ownership thereof.

No service charge shall be imposed by the Company upon the issuance of any substitute Guaranteed Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Guaranteed Note being different from the name of the Holder of the old Guaranteed Note that became mutilated or was destroyed, lost or stolen. In case any Guaranteed Note that has matured or is about to mature or has been surrendered for required repurchase shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Guaranteed Note, pay or authorize the payment of (without surrender thereof except in the case of a mutilated Guaranteed Note), as the case may be, such applicant for such new Guaranteed Note, payment, shall furnish to the Company such security or indemnity as may be required by them to save each of them from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company of the destruction, loss or theft of such Guaranteed Note and of the ownership thereof.

Every substitute Guaranteed Note issued pursuant to the provisions of this Section 3.08 by virtue of the fact that any Guaranteed Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Guaranteed Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Agreement equally and proportionately with any and all other Guaranteed Notes duly issued hereunder. To the extent permitted by law, all Guaranteed Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Guaranteed Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 3.09 Note Register; etc.

(a) The Company shall keep at the Company’s Office the Note Register in which the Company shall provide for the recordation of each transfer, exchange or cancellation of Guaranteed Notes as well as the name and address of, and the amount of outstanding principal and interest owing to, each Holder and each transfer, exchange or cancellation of Guaranteed Notes. The entries in the Note Register shall be conclusive evidence of the amounts due and owing to each Holder in the absence of manifest error, including, for the avoidance of doubt, any increase in principal amount as a result of the payment of PIK Interest in accordance with Section 3.02(a). Notwithstanding anything to the contrary contained in this Agreement or the Guaranteed Notes, the obligations under the Guaranteed Notes are registered obligations and the right, title and interest of any Holder and its assignees in and to such obligations shall be transferable only upon notation of such transfer in the Note Register. This Section 3.09(a) shall be construed so that the obligations under the Guaranteed Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The Note Register shall be available for inspection by any Holder from time to time upon reasonable prior notice.

(b) Upon surrender for registration of transfer of any Guaranteed Notes in compliance with the applicable transfer limitations and procedures (including pursuant to Section 6.02(b)), the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Guaranteed Notes of the same type, and of a like aggregate principal amount of such surrendered Guaranteed Note and bearing such restrictive legends as may be required by Section 6.02(b) this Agreement. The Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith.

(c) Guaranteed Notes may be exchanged at the option of any Holder thereof for Guaranteed Notes of a like aggregate principal amount but in different denominations, provided such amounts are in integral multiples of $1,000, provided further that payments in respect of PIK Interest may be made if PIK Interest is paid on the Guaranteed Notes in denominations of $1.00 and integral multiples of $1.00 in excess thereof. Whenever any Guaranteed Notes are so surrendered for exchange, the Company, at its expense, shall execute and deliver the Guaranteed Notes that the Holder making the exchange is entitled to receive.

(d) All Guaranteed Notes issued upon any registration of transfer or exchange of such Guaranteed Notes will be the legal and valid obligations of the Company (subject to Section 7.14) evidencing the same interests, and entitled to the same benefits, as the Guaranteed Notes surrendered upon such registration of transfer or exchange.

(e) Every Guaranteed Note presented or surrendered for registration of transfer or exchange will (if so required) be duly endorsed or will be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

(f) The Person in whose name any Guaranteed Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Registration Rights Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Guaranteed Note for registration of transfer so provided in this Section 3.09.

(g) The Company shall not be required to exchange or register a transfer of (i) any Guaranteed Notes, or a portion of any Guaranteed Note, surrendered for repurchase (and not withdrawn) in accordance with Article X or (ii) any Guaranteed Notes selected for redemption in accordance with Article X or, if a portion of any Guaranteed Note is surrendered for exchange, such portion thereof surrendered for exchange.

Section 3.10 Provisions as to Agents.

(a) To the extent the Company appoints a Paying Agent, it will cause such agent to execute and deliver to the Company an instrument in which such agent shall agree with the Company, subject to the provisions of this Section 3.10, that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Guaranteed Notes in trust for the benefit of the Holders of the Guaranteed Notes.

(b) The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid Cash Interest or the accrued and unpaid cash interest portion of the Hybrid Interest on the Guaranteed Notes, deposit with the Paying Agent (if other than the Company) a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid Cash Interest or the accrued and unpaid cash interest portion of Hybrid Interest; provided that if such deposit is made on the due date, such deposit must be received by such Paying Agent by 11:00 a.m., New York City time, on such date.

(c) Any money or property deposited with any Paying Agent (if other than the Company), or segregated by the Company, for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid Cash Interest or the accrued and unpaid cash interest portion of the Hybrid Interest on and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest shall be paid to the Company on request of the Company contained in an Officer’s certificate or (if then held by the Company) shall be released from such segregation; and the Holder of such Guaranteed Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Paying Agent (if other than the Company) with respect to such trust money and property shall thereupon cease.

(d) The Company and the Paying Agent (if other than the Company) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement, such amounts as such entity is required to deduct and withhold under the Code or any provision of applicable Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement, as having been paid to the recipient in respect of which such deduction and withholding was made.

ARTICLE IV

Conditions to Closing

Section 4.01 Investor’s Conditions to Closing. The obligations of each Investor to exchange its Existing Notes for Guaranteed Notes shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by each Investor in writing, in whole or in part, to the extent permitted by applicable Law):

(a) Milbank LLP, counsel for the Company, shall have furnished to the Investors its written opinion, dated the Closing Date addressed to the Investors, in form and substance reasonably satisfactory to the Investors.

(b) Pursuant to Section 2.01, the Company shall have authorized, issued and delivered $90.0 million in aggregate principal amount of the Guaranteed Notes to the Investors.

(c) The Investors shall have received cash in an amount equal to the accrued and unpaid interests on the Existing Notes from the most recent interest payment date thereunder to the Issue Date and the Company shall have paid all amounts owed under Section 2.04(iii) invoiced on or prior to the Closing Date.

(d) The representations and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing Date.

(e) The Company shall have delivered to each Investor a certificate of its Secretary, dated as of Closing Date, certifying as to the resolutions for the corporate proceedings relating to the authorization, execution and delivery of the Guaranteed Notes and certifying the Company’s Organization Documents.

(f) The Company shall have delivered, or caused to be delivered, to the Investors at the Closing the Company Deliverables.

(g) The Company shall have delivered to each Investor an Officer’s certificate, dated as of the Closing Date, certifying that the conditions specified in this Section 4.01 have been fulfilled.

(h) The exchange of the Guaranteed Notes for Existing Notes shall not be prohibited or enjoined by any court of competent jurisdiction.

(i) The exchange of $35.0 million in aggregate principal amount of Existing Notes for a like principal amount of New Convertible Notes contemplated by the Exchange Agreement (New Convertible Notes) shall have been consummated or shall be consummated simultaneously with the Closing.

Section 4.02 Company’s Conditions to Closing. The obligation of the Company to consummate the issuance and exchange of the Guaranteed Notes for Existing Notes shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Investors (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) The representations and warranties of each Investor contained in this Agreement shall be true and correct when made and as of the Closing Date.

(b) Each Investor shall have delivered, or caused to be delivered, to the Company at the Closing the Investor Deliverables.

(c) Each Investor shall have duly executed and delivered, or caused to be delivered, to the Company signatures to each of this Agreement and the Exchange Agreement (New Convertible Notes) and the Registration Rights Agreement.

(d) The exchange of $35.0 million in aggregate principal amount of Existing Notes for a like principal amount of New Convertible Notes contemplated by the Exchange Agreement (New Convertible Notes) shall have been consummated or shall be consummated simultaneously with the Closing.

ARTICLE V

Actions by Holders

Section 5.01 Action by Holders. Whenever in this Agreement it is provided that the Holders of a specified percentage of the aggregate principal amount of the Guaranteed Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company solicits the taking of any action by the Holders of the Guaranteed Notes, the Company may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 5.02 Proof of Execution by Holders. Proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Company or in such manner as shall be satisfactory to the Company.

Section 5.03 Company-Owned Guaranteed Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Guaranteed Notes have concurred in any direction, consent, waiver or other action under this Agreement, Guaranteed Notes that are owned by the Company, by any Subsidiary thereof or by any of their respective Affiliates shall be disregarded and deemed not to be outstanding for the purpose of any such determination, it being agreed that Carlyle is not an Affiliate of the Company for purposes of this Section 5.03.

Section 5.04 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Company, as provided in Section 5.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Guaranteed Notes specified in this Agreement in connection with such action, any Holder of a Guaranteed Note that is shown by the evidence to be included in the Guaranteed Notes the Holders of which have consented to such action may, by filing written notice with the Company at the Company’s Office and upon proof of holding as provided in Section 5.02, revoke such action so far as concerns such Guaranteed Note. Except as provided in the previous sentence, any such action taken by the Holder of any Guaranteed Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Guaranteed Note and of any Guaranteed Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Guaranteed Note or any Guaranteed Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE VI

Representations and Warranties

Section 6.01 Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant each of the following to the Investors on and as of the Closing Date:

(a) The Company has been duly incorporated and validly exists as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not be reasonably likely to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole, or would not impair the ability of the Company to consummate the transactions or perform its obligations contemplated herein or in any of the Operative Documents (a “Material Adverse Effect”). Each Significant Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be (if the concept of good standing is recognized in such Significant Subsidiary’s jurisdiction of incorporation or organization), with power and authority to own its properties and conduct its business. Each Significant Subsidiary has been duly qualified as a foreign corporation (or other entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Each of the Company and the Guarantor has full right, power and authority to authorize, execute and deliver this Agreement, the Guaranteed Notes and the other Operative Documents (to which it is a party) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement, the Guaranteed Notes and the other Operative Documents (to which it is a party) and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(c) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Organization Documents effective as of the date hereof; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, conflict, breach, or Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(d) The execution, delivery and performance by the Company and the Guarantor of each of the Operative Documents (to which it is a party), the issuance and exchange of the Guaranteed Notes for Existing Notes, and compliance by the Company and the Guarantor with the terms hereof and thereof and the consummation of the transactions contemplated by the Operative Documents (to which it is a party) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority or (iii) violate the Organization Documents of the Company or any Subsidiaries, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(e) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution, delivery and performance by the Company or the Guarantor of each of the Operative Documents (to which it is a party), the issuance and exchange of the Existing Notes for the Guaranteed Notes and compliance by the Company and the Guarantor with the terms hereof and thereof and the consummation of the transactions contemplated by the Operative Documents (to which it is a party), except (i) for such consents that have already been obtained, (ii) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws, (iii) for any filing the Company is required to make under the Exchange Act on Form 8-K or the filing of registration statements in accordance with the Securities Act pursuant to the Registration Rights Agreement or (iv) to the extent the failure to obtain such consents, approvals, authorization, order, registration, or qualification would not be reasonably likely to have a Material Adverse Effect.

(f) The Company, the Guarantor and their respective subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company, the Guarantor and their respective subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.

(g) This Agreement, the Guaranteed Notes and each other Operative Document (to which the Company or the Guarantor is a party) have been duly executed and delivered by the Company and the Guarantor, as applicable. This Agreement and each other Operative Document (to which the Company and the Guarantor is a party) constitute a legal, valid and binding obligation of the Company and the Guarantor, as applicable, enforceable against the Company and the Guarantor, as applicable, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h) Since December 31, 2021 and through the date of this Agreement, the Company has filed all reports and documents required to be filed by pursuant to the Exchange Act (“SEC Disclosure Documents”). Each SEC Disclosure Document complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Exchange Act, as the case may be, each as in effect on the date that such SEC Disclosure Document was filed. True, correct and complete copies of all SEC Disclosure Document are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the Commission. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each SEC Disclosure Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company (i) as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019, (ii) as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 and (iii) as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021, in each case, as included in the SEC Disclosure Documents (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the lack of notes that may be required under GAAP). The Company and its Subsidiaries do not have any material liabilities that are not disclosed on such financial statements or in the Closing 8-K.

(i) Except as disclosed in the SEC Disclosure Documents, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of their respective Subsidiaries is a party or of which any property of the Company, the Guarantor or any of their respective subsidiaries is the subject which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the SEC Disclosure Documents, to the best of the Company’s and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

(j) Except as would not be reasonably likely to have a Material Adverse Effect, as contemplated in the SEC Disclosure Documents or as otherwise included on Schedule 6.01(j), the Company and its Significant Subsidiaries have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(k) Except as disclosed in the SEC Disclosure Documents, neither the Company, the Guarantor nor any of their respective Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company and the Guarantor are not aware of any pending investigation that might lead to such a claim.

(l) Neither the Company nor the Guarantor is, and after giving effect to the issuance of the Guaranteed Notes and the New Convertible Notes, neither will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m) The Company, the Guarantor and their respective Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except to the extent the failure to own, possess or have the ability to acquire would not have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property Rights that could reasonably be expected to have individually or in the aggregate have a Material Adverse Effect.

(n) Neither the Company, the Guarantor nor any of their respective Subsidiaries nor, to the best knowledge of the Company or the Guarantor, as applicable, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, the Guarantor or any of their respective subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, the Guarantor and their respective Subsidiaries and, to the knowledge of the Company and the Guarantor, as applicable, their respective affiliates, have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(o) The operations of the Company, the Guarantor and their respective Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(p) None of the Company, the Guarantor or any of their respective Subsidiaries or, to the knowledge of the Company or the Guarantor, as applicable, any director, officer, agent, employee or affiliate of the Company, the Guarantor or any of their respective subsidiaries is (i) currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (ii) located, organized or resident in a country that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”); and (iii) the Company will not, directly or indirectly, use the proceeds of the offering of the Guaranteed Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or conduct business with any person that, at the time of such funding or facilitation is the subject of Sanctions, (ii) to fund, facilitate, or conduct any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. The Company, the Guarantor and their respective Subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions or with any Sanctioned Country.

(q) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange, and the Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

(r) Other than (i) this Agreement, (ii) the Exchange Agreement (New Convertible Notes) and (iii) fees and expenses of Barclays Capital Inc. pursuant to its engagement letter with the Company dated February 23, 2022 which will be paid by the Company, there are no contracts, arrangements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Investors for a brokerage commission, finder’s fee or like payment in connection with the offering and exchange of the Guaranteed Notes for the Existing Notes.

(s) Assuming the accuracy of the representations and warranties of the Investors set forth in Section 6.02, the exchange of the Guaranteed Notes for the Existing Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

(t) None of the Company, the Guarantor nor any person acting on their behalf has offered or will sell the Guaranteed Notes by means of any general solicitation or general advertising within the meaning of the Securities Act.

(u) Within the preceding six months, none of the Company, the Guarantor nor any other person acting on behalf of the Company or Guarantor has offered or sold to any person any Guaranteed Notes, or any securities of the same or a similar class as the Guaranteed Notes, other than Guaranteed Notes offered or sold to Investors hereunder.

(v) Each of the Company and the Guarantor is a U.S. Citizen and is qualified to engage in the U.S. Coastwise Trade; the issuance and exchange of the Existing Notes for the Guaranteed Notes by the Company and the compliance by the Company and the Guarantor with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company or the Guarantor to cease to be a U.S. Citizen or cause the Company or the Guarantor to cease to be qualified to engage in the U.S. Coastwise Trade.

(w) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP.

(x) Except as disclosed in the SEC Disclosure Documents, neither the Company nor any of its Significant Subsidiaries has sustained since June 30, 2022 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, since such date (except as disclosed in the SEC Disclosure Documents), there has not been any material change in the capital stock (other than the issuance of incentive equity awards under previously disclosed equity compensation plans) or long-term debt of the Company or any of its Subsidiaries (other than such changes resulting from the execution of this Agreement and other Operative Documents and the issuance of the Guaranteed Notes and New Convertible Notes in exchange for Existing Notes) or any material adverse change in or affecting the general affairs, prospects, management, financial position or results of operations of the Company and its Subsidiaries, taken as a whole and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y) The Company and each of its Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s internal controls.

(z) Since the date of the latest unaudited financial statements filed with the Commission, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(aa) The Company and each of its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and its Subsidiaries in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure to be made and (ii) are effective in all material respects to perform the functions for which they were established. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 6.02 Investors’ Representations and Investors’ and Holders’ Covenants.

(a) Each Investor represents that it is purchasing the Guaranteed Notes to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to each Investor’s right at all times to sell or otherwise dispose of all or any part of such Guaranteed Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, subject to the terms of this Agreement.

(b) Each Investor further represents, agrees and acknowledges, for itself, that it:

(1) is knowledgeable, sophisticated and experienced in business and financial matters;

(2) has previously invested in securities similar to the Guaranteed Notes and fully understands the limitations on transfer described in Section 6.02(b) and transfer restrictions that may be applicable to such other instruments;

(3) is able to bear the economic risk of its investment in the Guaranteed Notes and is currently able to afford the complete loss of such investment;

(4) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and was not formed for the specific purpose of investing in the Guaranteed Notes;

(5) did not employ any broker or finder in connection with the transactions contemplated in this Agreement;

(6) understands that:

(A) none of the Guaranteed Notes have been registered under the Securities Act and are being or will be issued by the Company in transactions exempt from the registration requirements of the Securities Act;

(B) the Guaranteed Notes may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act, subject to the terms relating to the restriction on sales in this Agreement; and

(C) even if registered, no market for the Guaranteed Notes may develop;

(7) further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investors) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

(8) without limiting any representation or warranty of the Company contained in Section 6.01, has been provided with certain information and analysis regarding the Company and its Subsidiaries and the Guaranteed Notes, but that such information may have been incomplete and such Investor has not requested any Person to provide it with all information available;

(9) has had access to all information that it believes is necessary, sufficient or appropriate in connection with its exchange of the Existing Notes for the Guaranteed Notes, has made an independent decision to exchange the Existing Notes and invest in the Guaranteed Notes, based on the information concerning the business and financial condition of the Company and its Subsidiaries, and other information available to it, which it has determined is adequate for that purpose;

(10) has not relied on any investigation that any person other than itself and its representatives, may have conducted with respect to the Company and its Subsidiaries or the Guaranteed Notes, and it has made its own investment decision regarding the Guaranteed Notes (including, without limitation, the income tax consequences of purchasing, owning or disposing of the Guaranteed Notes, in light of its particular situation and tax residence as well as any consequences arising under the laws of any taxing jurisdiction) based on its own knowledge (and information it may have or which is publicly available) with respect to the Company and its Subsidiaries and the Guaranteed Notes.

(c) If any Investor desires to sell or otherwise dispose of all or any part of the Guaranteed Notes (other than pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force), if requested by the Company, it will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available (which opinion may rely on a certification of facts of such Investor and prospective transferee); provided that such opinion of counsel shall not be required in connection with any sale to an Affiliate of such Investor. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Guaranteed Notes and all securities issued in exchange therefor or substitution thereof shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(2) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Guaranteed Note will be registered by the Company unless the applicable box on the Form of Assignment and Transfer has been checked and all other provisions of this Agreement related to such registration have been complied with.

(d) Any Guaranteed Note issued upon the exchange of a Guaranteed Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Guaranteed Note, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Guaranteed Note that is repurchased or owned by it to be surrendered to the Company for cancellation.

(e) No fees or commissions are or will be payable by the Investors to brokers, finders, or investment bankers with respect to the exchange of any of the Existing Notes for Guaranteed Notes or New Convertible Notes or the consummation of the transaction contemplated by this Agreement and the Exchange Agreement (New Convertible Notes). The Investors agree that they will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Investors in connection with the exchange of the Existing Notes for the Guaranteed Notes or the consummation of the transactions contemplated by the Operative Agreements.

(f) The Investors understand and acknowledge that the Guaranteed Notes are being offered and exchanged in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth in this Agreement in (i) concluding that the issuance and exchange of the Guaranteed Notes for the Existing Notes is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of each Investor to exchange Existing Notes for the Guaranteed Notes.

(g) The Investors will, and each subsequent Holder will, give notice to any Investor of the restrictions on transfer of the Guaranteed Notes in this Section 6.02.

(h) Each Holder covenants and agrees that it will not sell, transfer or assign any Guaranteed Note or any portion thereof or beneficial interest therein to a Disqualified Institution. Any sale, transfer or assignment by any Investor in violation of the provisions of the preceding sentence without the Company’s prior consent shall be void ab initio, and the Company shall be entitled to seek specific performance to unwind any such sale, transfer or assignment in addition to any other remedies available to the Company at law or at equity and the Company shall be entitled to treat the Holder that transferred its Guaranteed Notes in violation of this provision as the registered Holder for all purposes under this Agreement and the Guaranteed Note. Each person that becomes a Holder of the Guaranteed Notes (other than the initial Investors) must agree to be bound, and to cause their transferees to be bound, by this Section 6.02(g) (or a provision substantially similar thereto) as if it were an initial Investor.

ARTICLE VII

Covenants

So long as any of the Guaranteed Notes remain unpaid and outstanding, the Company and the Guarantor covenant to the Holders of outstanding Guaranteed Notes:

Section 7.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, each of the Guaranteed Notes at the places, at the respective times and in the manner provided herein and in the Guaranteed Notes; provided that if the Company elects Hybrid Interest with respect to an interest payment period, the applicable amount of PIK Interest in respect of such interest payment period shall be considered paid on the date due whether or not the Company increases the principal amount of the Guaranteed Notes in the Notes Register or issues PIK Notes in respect of such PIK Interest on the related Interest Payment Date (it being understood that interest shall accrue on such increased principal balance and/or PIK Notes from the related Interest Payment Date as if so increased or issued on such date).

Section 7.02 Reports and Financial Statements.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will file with the Commission (and upon written request provide the Holders with copies thereof without cost to each Holder, within five days after receipt of such request), within the time period specified in the Commission’s rules and regulations for non-accelerated filers (including any grace period provided pursuant to Rule 12b-25 of the Exchange Act):

(i) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the Commission;

(ii) reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the Commission; and

(iii) promptly after the occurrence of any of the following events, all current reports that would be required to be filed with the Commission on Form 8-K or any successor or comparable form (if the Company had been a reporting company under Section 15(d) of the Exchange Act): provided, that the foregoing shall not obligate the Company to make available a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer of the Company (or any of its Subsidiaries):

(A) the entry into or termination of material agreements;

(B) significant acquisitions or dispositions (which shall only be with respect to acquisitions or dispositions that are significant pursuant to the definition of “Significant Subsidiary”);

(C) bankruptcy;

(D) cross-acceleration of direct material financial obligations;

(E) a change in the Company’s certifying independent auditor;

(G) non-reliance on previously issued financial statements; and

(H) change of control transactions,

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below; provided, however, that if the Company is at any time not obligated to file or furnish such reports with or to the Commission, the Company shall be permitted to make available such information to Holders and prospective Holders within the time the Company would have been required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act as provided above and shall not be required to file or furnish such reports with or to the Commission; provided, further, (i) in no event shall such financial statements, information or reports be required to comply with (v) Rule 3-10 of Regulation S-X promulgated by the Commission (or such other rule or regulation that amends, supplements or replaces such Rule 3-10, including for the avoidance of doubt, Rules 13-01 or 13-02 of Regulation S-X promulgated by the Commission), (w)

Rule 3-09 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-09), (x) Rule 3-16 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-16), (y) Rule 3-05 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-05) or (z) any requirement to otherwise include any schedules or separate financial statements of any of the Subsidiaries of the Company, Affiliates or equity method, (ii) in no event shall such financial statements or reports be required to include any information required by Item 402 of Regulation S-K or any other compensation information or any information required by Item 407 of Regulation S- K and (iii) in no event shall information or reports be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a Form 10-K, Form 10-Q or Form 8-K.

(b) Any such reports that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Holders for the purposes of this Section 7.02 at the time such filing is publicly available through the EDGAR system (or such successor thereto).

Section 7.03 Certificates; Other Information. Deliver to each Investor:

(a) The Company shall deliver to the Holders within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) a certificate from an Officer of the Company stating whether such Officer has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Agreement (without regard to any grace period or requirement of notice provided for in this Agreement) and, if so, specifying each such failure and the nature thereof.

(b) Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Company files with the Commission or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Investors), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Investors pursuant to any other clause of this Agreement. Any such reports, proxy statements and registration statements that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Holders for the purposes of this Section 7.03 at the time such filing is publicly available through the EDGAR system (or such successor thereto).

Section 7.04 Notices.

(a) Promptly, and in any event with 30 calendar days, after a Responsible Officer obtains actual knowledge thereof, notify each Investor of the occurrence of any Default or Event of Default.

(b) Each notice pursuant to this Section 7.04 shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 7.04 and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

Section 7.05 Payment of Obligations. The Company shall timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 7.06 Preservation of Existence, etc. Subject to Section 7.15, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 7.07 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 7.08 Compliance with Laws. Comply in all material respects with its Organization Documents and the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

Section 7.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of the Company.

Section 7.10 Board Observer Rights; Inspection Rights.

(a) Subject to Section 7.10(e), to the extent permitted by applicable Laws (including, without limitation, the Jones Act), Carlyle shall have the right to appoint (or designate) one representative reasonably acceptable to the Company (the “Board Observer”) present (whether in person or by telephone) at all meetings of the Board of Directors (and committees thereof) of the Company; provided that if Carlyle shall have the right to appoint (or designate) one Board Observer pursuant to this Agreement and one Board Observer pursuant to Section 7.10 of the Exchange Agreement (New Convertible Notes), the provisions of this Section

7.10 shall not apply (but shall apply again if such right terminates under Section 7.10 of the Exchange Agreement (New Convertible Notes)). While the Board Observer designated pursuant to this Section 7.10(a) shall be entitled to participate in discussions with the Board of Directors or any committee thereof, the presence of the Board Observer shall not be required in order for any such meetings to proceed and the Board Observer shall not be entitled to vote at any such meetings. The Company shall notify the Board Observer of all regular meetings and special meetings of the Board of Directors (and committees thereof) of the Company. The Company shall provide the Board Observer with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors (and committees thereof) of the Company concurrently as such materials are provided to the other members. A majority of the members of the Board of Directors (or committee) shall be entitled to recuse the Board Observer from portions of any meeting and to redact portions of any board or committee materials delivered to the Board Observer where and to the extent that such majority determines, in good faith (and, with respect to items (i) and (iii) below, upon advice of counsel), that (i) such recusal is reasonably necessary in the opinion of counsel to preserve attorney-client privilege with respect to a material matter, (ii) there exists, with respect to any deliberation or board or committee materials, an actual or potential conflict of interest between the Board Observer, Carlyle and the Company, or (iii) such recusal is required by applicable Laws (including any federal securities laws).

(b) Subject to Section 7.10(e), to the extent permitted by applicable Laws, the Company will permit, and will cause each of its Significant Subsidiaries to permit, representatives and independent contractors of Carlyle to visit and inspect any of its properties, to examine its corporate, financial, insurance and operating records during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, Carlyle shall not exercise such rights more often than three (3) times during any calendar year. Notwithstanding anything to the contrary in this Section 7.10, the Company will not be required to disclose, permit the inspection, examination, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Investors (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product. Any visit, inspection or examination pursuant to this Section 7.10(c) shall be at the expense of Carlyle.

(c) It shall be a condition of the appointment of the Board Observer that the Board Observer, if requested by the Company, shall have agreed in writing to customary and reasonable confidentiality provisions entered into by board observers.

(d) The Company shall indemnify and hold harmless, any Board Observer to the same extent as the members of the Boards of Directors are indemnified and held harmless pursuant to the Company’s Organization Documents. The Company agree to use commercially reasonable efforts to provide for coverage of the Board Observer under the policies of officers’ and directors’ liability insurance maintained from time to time by the Company; provided, however, that nothing herein shall require the Company to incur any materially increased premium or other costs or acquire any new insurance policies in order to extend such coverage to the Board Observer. The Company shall reimburse the Board Observer for the reasonable documented out-of-pocket expenses (including travel and lodging) of such Board Observer incurred in connection with attendance of meetings of the Boards of Directors (and committees thereof) pursuant to Section 7.10(b).

(e) The provisions of this Section 7.10 shall automatically terminate and will be of no further effect at the first time Carlyle holds less than the lesser of (i) $50.0 million in aggregate principal amount of Guaranteed Notes and New Convertible Notes and (ii) New Convertible Notes and Capital Stock representing 5% of the Common Stock outstanding on a fully diluted basis, assuming the conversion of all New Convertible Notes held by Carlyle, as calculated pursuant to Section 9.02 of the Exchange Agreement (New Convertible Notes) and the exercise of Capital Stock held in the form of warrants.

Section 7.11 Maintenance of Office or Agency. The Company will maintain in the continental United States, an office or agency where the Guaranteed Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Guaranteed Notes and this Agreement may be served. If at any time the Company shall fail to maintain any such required office or agency such presentations, surrenders, notices and demands may be made or served at the Company’s Office as a place where Guaranteed Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Guaranteed Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Paying Agent (if other than the Company) of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

Section 7.12 Liens.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or incur any Lien (other than a Permitted Lien) securing Indebtedness on the Capital Stock of the Guarantor.

(b) The Guarantor shall not directly or indirectly, create or incur any Lien (other than a Permitted Lien) securing Indebtedness on any asset or property of the Guarantor (including Capital Stock of any Subsidiary or other entity directly or indirectly owned by the Guarantor).

Section 7.13 Indebtedness. (a) Neither the Company nor any Subsidiary (other than the Guarantor) shall, incur any Indebtedness other than Permitted Indebtedness.

For the purposes of this Section 7.13(a), accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar Equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(b) The Guarantor shall not incur any Indebtedness other than the Guarantee of the Guaranteed Notes.

Section 7.14 Asset Sales. (a) The Company shall not, and shall not permit any of its Subsidiaries to sell the Capital Stock of the Guarantor and the Guarantor shall not issue Capital Stock of the Guarantor (other than directors’ qualifying shares, shares issued to foreign nationals or other third parties to the extent required by applicable law and shares issued to the Company or one of its wholly-owned subsidiaries).

(b) The Guarantor shall not undertake any Asset Sale.

(c) Within 180 days after the Company’s or Guarantor’s receipt of the net proceeds of any Event of Loss, the Company or Guarantor, as applicable, may apply the such net proceeds, at its option: (1) to redeem the Guaranteed Notes pursuant to Section 10.01 hereof or New Convertible Notes pursuant to the terms of the Exchange Agreement (New Convertible Notes) and/or (2) to make an investment in any one or more business, or capital expenditures or assets; provided that such business or assets are owned by the Guarantor or a Subsidiary of the Company that becomes a guarantor pursuant to an amendment to this Agreement. Until such time as the net proceeds from any Event of Loss are utilized in accordance with the previous sentence, such net proceeds shall be maintained in a bank account solely for the benefit of the Guarantor.

Section 7.15 Company may Consolidate, etc. on Certain Terms.

(a) Subject to the provisions of Section 7.15(c), the Company shall not amalgamate or consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to another Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (and, if the Company, will remain a party to the Guaranteed Notes and this Agreement after giving effect to such transaction and the requirements in respect thereof under this Agreement, is) a corporation organized and existing under the laws of the United States of

America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an amendment to this Agreement, all of the obligations of the Company under the Guaranteed Notes and the other Operative Documents to which the Company is a party (other than the Exchange Agreement (New Convertible Notes) and the New Convertible Notes);

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Agreement; and

(iii) all the conditions specified in this Article VII are met.

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Agreement, and the Company shall be discharged from its obligations under the Guaranteed Notes, this Agreement and each other Operative Document (other than the Exchange Agreement (New Convertible Notes) and the New Convertible Notes except in the case of any such lease).

For purposes of this Section 7.15, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries to another Person.

(b) In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by amendment, executed and delivered to the Holders and satisfactory in form to the Holders, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Guaranteed Notes, the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Guaranteed Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Holders; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Agreement prescribed, the Successor Company shall issue and shall deliver, or cause to be issued and delivered, any Guaranteed Notes that previously shall have been signed and delivered by the Officers of the Company to the Holders, and any Guaranteed Notes that such Successor Company thereafter shall cause to be signed and delivered to the Holders. All the Guaranteed Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Guaranteed Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Guaranteed Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 7.15, the Person named as the “Company” in the first paragraph of this Agreement (or any successor that shall thereafter have become such in the manner prescribed in this Section 7.15) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Guaranteed Notes and discharged from its obligations under this Agreement, the Registration Rights Agreement and the Guaranteed Notes.

In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Guaranteed Notes thereafter to be issued as may be appropriate.

(c) In the case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease, the Holders shall receive an Officer’s certificate stating that any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if an amendment hereto is required in connection with such transaction, such amendment, complies with the provisions of this Agreement.

Section 7.16 Guarantor may Consolidate, etc. on Certain Terms.

(a) The Guarantor shall not, and the Company shall not permit the Guarantor to, amalgamate, consolidate with or merge with or into any person and shall not permit, as the case may be, the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor unless:

(i) the resulting, surviving or transferee Person (the “Successor Guarantor”), if not the Guarantor, shall be (and, if the Guarantor, will remain a party to the Guaranteed Notes and this Agreement after giving effect to such transaction and the requirements in respect thereof under this Agreement, is) an entity organized or existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) shall expressly assume all the obligations of the Guarantor under this Exchange Agreement (Guaranteed Notes) and the Guaranteed Notes by joining as a party to this Exchange Agreement (Guaranteed Notes), pursuant to a joinder or equivalent document executed and delivered to the Investors; and

(ii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

For purposes of this Section 7.16, the transfer or lease of all or substantially all of the assets of one or more Subsidiaries of the Guarantor to another Person, which assets if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, shall be deemed to be the transfer or lease of all or substantially all of the assets of the Guarantor and its Subsidiaries to another Person.

(b) In case of any such merger, transfer or lease and upon the assumption by the Successor Guarantor, by amendment, executed and delivered to the Holders and satisfactory in form to the Holders, of the performance of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such Successor Guarantor shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Guarantor and its Subsidiaries, taken as a whole, shall be substituted for the Guarantor, with the same effect as if it had been named herein as the party of the first part. In the event of any such merger or transfer (but not in the case of a lease), upon compliance with this Section 7.16, the Person named as the “Guarantor” in the first paragraph of this Agreement (or any successor that shall thereafter have become such in the manner prescribed in this Section 7.16) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Guaranteed Notes and discharged from its obligations under this Agreement and the Guaranteed Notes.

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Guaranteed Notes:

(a) default in any payment of interest on any Guaranteed Note when due and payable, and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any Guaranteed Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase (including pursuant to Section 10.01) upon declaration of acceleration or otherwise;

(c) the Guarantee of the Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect or the Guarantor, other than in accordance with the terms of this Agreement, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under its Guarantee and such Default continues for a period of five calendar days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 10.05(c) for a period of three Business Days after any such notice becomes due;

(e) failure by the Company to comply with its obligations under Section 7.15, or the Guarantor to comply with its obligations under Section 7.16;

(f) failure by the Company, for 60 calendar days after written notice from the Holders of at least 25% in principal amount of the Guaranteed Notes then outstanding has been received by the Company to comply with any of its other agreements, contained in the Guaranteed Notes or this Agreement;

(g) default by the Company, the Guarantor or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of, $25.0 million (or, in either case, its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise and, in the case of each clause (i) and (ii) of this sentence, such default continues for a period of 10 calendar days without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged, as the case may be;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days.

Section 8.02 Acceleration, Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 8.01(h) or Section 8.01(i) with respect to the Company or the Guarantor), unless the principal of all of the Guaranteed Notes shall have already become due and payable, the Holders of at least 25% in aggregate principal amount of the Guaranteed Notes then outstanding determined in accordance with Section 5.03, by notice in writing to the Company, may declare 100% of the principal of, and accrued and unpaid interest on, all the Guaranteed Notes to be due and payable immediately, and upon failure by the Company to cure such Event of Default for 60 days after receipt of such notice, shall become and shall automatically be immediately due and payable, anything in this Agreement or in the Guaranteed Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(h) or Section 8.01(i) with respect to the Company or the Guarantor occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Guaranteed Notes shall become and shall automatically be immediately due and payable.

Prior to any acceleration of the Guaranteed Notes pursuant to the previous paragraph (i) if a Default occurring by reason of a failure to report or to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or to deliver a required certificate in connection with another Default (which Default resulted solely because of that Initial Default) will also be cured without any further action, and (ii) any Default or Event of Default occurring by reason of the failure to comply with the time periods prescribed in Sections 7.02, 7.03 or 7.04 or otherwise to deliver any notice or certificate pursuant to any other provision of this Agreement shall be deemed to be cured upon the delivery of any such (A) report required by such covenant or such notice or (B) certificate, as applicable, even though such delivery is not within the prescribed period specified in this Agreement.

The paragraph before the immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Guaranteed Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay a sum sufficient to pay installments of accrued and unpaid interest upon all Guaranteed Notes and the principal of any and all Guaranteed Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Guaranteed Notes at such time in accordance with Section 3.02(a)), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Agreement, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Guaranteed Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 8.03, then and in every such case the Holders of a majority in aggregate principal amount of the Guaranteed Notes then outstanding, by written notice to the Company, may waive all Defaults or Events of Default with respect to the Guaranteed Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Guaranteed Notes, (ii) a failure to repurchase or redeem any Guaranteed Notes when required (including any Redemption Price or Fundamental Change Repurchase Price) or (iii) a failure to deliver the consideration due upon optional conversion of the Existing Notes for the Guaranteed Notes.

Section 8.03 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Guaranteed Notes at the time outstanding determined in accordance with Section 5.03 may on behalf of the Holders of all of the Guaranteed Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any

Fundamental Change Repurchase Price) of, the Guaranteed Notes when due that has not been cured pursuant to the provisions of Section 8.01, or (ii) a default in respect of a covenant or provision hereof which under Section 11.03 cannot be modified or amended without the consent of each Holder of an outstanding Guaranteed Note affected. Upon any such waiver the Company and the Holders of the Guaranteed Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.03, said Default or Event of Default shall for all purposes of the Guaranteed Notes and this Agreement be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 8.04 Rights of Holders of Guaranteed Notes to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder of a Guaranteed Note to receive payment of principal, premium and interest on the Guaranteed Note, or redemption payments therefor and to bring suit for the enforcement of any such payment or exchange on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.05 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Guaranteed Notes in Section 3.08 hereof, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.06 Delay or Omission Not a Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Holders may be exercised from time to time and as often as may be deemed expedient by the Holders.

Section 8.07 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement and the Operative Documents; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE IX

Guarantor

Section 9.01 Guaranteed Notes Guarantee. (a) The Guarantor hereby fully, unconditionally and irrevocably guarantees, to each Holder, the full and punctual payment, whether at maturity, by acceleration, by redemption or otherwise, of principal of, premium, if any, interest, if any and all other monetary obligations of the Company under this Agreement and the Guaranteed Notes with respect to each Guaranteed Note issued and delivered by the Company to and in accordance with the terms of this Agreement (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or the Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be assigned, novated, extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor shall remain bound under this Article IX notwithstanding any assignment, novation, extension or renewal of any Guaranteed Obligation. All payments under such guarantee shall be made in dollars. The Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other indebtedness of the Guarantor, except to the extent such other indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantor under the Guarantee will rank senior in right of payment to such other indebtedness.

To evidence its Guarantee set forth in this Section 9.01, the Guarantor hereby agrees that this Agreement shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

The Guarantor hereby agrees that its Guarantee set forth in this Section 9.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee.

(b) The Guarantor waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Guaranteed Note or this Agreement, any failure to enforce the provisions of any Guaranteed Note or this Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holders, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Guaranteed Note or the interest rate thereon or change the currency of payment with respect to any Guaranteed Note, or alter the Maturity Date thereof.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, protest or notice with respect to any Guaranteed Note evidenced thereby and all demands whatsoever, and covenants that the Guarantee shall remain in full force and effect and not be discharged with respect to any

Guaranteed Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Agreement. If at any time any payment of principal of, premium, if any, interest, if any, on such Guaranteed Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by any Holder in enforcing any rights under this Section 9.01.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or the Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Section 9.02 Subrogation. The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions of its guarantee.

(a) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 8.02 for the purposes of its guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 8.02, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 9.02 subject to Section 9.01(h) above.

Section 9.03 Release of Guarantee.

(a) The guarantee shall be automatically and unconditionally released, and the Guarantor shall be automatically and unconditionally released from its obligations and liabilities thereunder and hereunder (i) if all obligations under this Agreement are discharged in accordance with the terms of this Agreement in accordance with the terms and conditions in this Agreement, (ii) in accordance with Section 7.16 or (iii) as provided in Section 11.03 of this Agreement.

(b) In all cases the Company and the Guarantor shall deliver to the Holder an Officer’s certificate certifying compliance with this Section 9.03, in each case, evidencing such release. At the request of the Company, the Investors shall as soon as reasonably practicable following receipt of such documentation, execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

Section 9.04 Limitation and Effectiveness of Guarantees. Notwithstanding any other provision of this Agreement, the obligations of the Guarantor shall be limited under the relevant laws applicable to the Guarantor and the granting of such Guarantee (including laws relating to corporate benefit, capital preservation, financial assistance, bankruptcy, fraudulent conveyances and transfers or transactions under value) to the maximum amount payable such that the guarantee shall not constitute a fraudulent conveyance, fraudulent transfer, voidable preference, a transaction under value or unlawful financial assistance or otherwise, or under similar laws affecting the rights of auditors generally, cause the Guarantor to be insolvent under relevant law or such guarantee to be void, unenforceable or ultra vires or cause the directors of such Guarantor to be held in breach of applicable corporate or commercial law providing for such guarantee.

Section 9.05 Notation Not Required. Neither the Company nor the Guarantor shall be required to make a notation on the Guaranteed Notes to reflect any Guarantee or any release, termination or discharge thereof.

Section 9.06 Successors and Assigns. This Article IX shall be binding upon the Guarantor and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Investors and the Holders and, in the event of any transfer or assignment of rights by any Holder or Investor, the rights and privileges conferred upon that party in this Agreement and in the Guaranteed Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Agreement.

Section 9.07 No Waiver. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Agreement, the Guaranteed Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Guaranteed Notes or any other agreement; (d) the release of any security held by any Holder for the Guaranteed Obligations; (e) any change in the ownership of the Company; (f) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (g) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity. The rights, remedies and benefits of the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article IX at law, in equity, by statute or otherwise.

ARTICLE X

Redemption and Repurchase of the Guaranteed Notes

Section 10.01 Optional Redemption.

(a) The Guaranteed Notes shall not be redeemable by the Company at any time except as set forth in this Section 10.01.

(b) At any time and from time to time after the Closing Date, the Company may redeem (“Optional Redemption”) the Guaranteed Notes, upon notice in accordance with Section 10.02 and 11.01, in whole or in part in minimum denominations of $10.0 million, at its option, at the applicable Redemption Price, subject to the rights of the Holders of Guaranteed Notes on the relevant Regular Interest Record Date to receive interest due on the relevant Interest Payment Date; provided that the Company shall not exercise its Optional Redemption right pursuant to this Section 10.01(b) if, following such Optional Redemption, the principal amount of the Guaranteed Notes outstanding under this Agreement and the New Convertible Notes outstanding under the Exchange Agreement (New Convertible Notes) will be equal to less than $50.0 million in the aggregate, unless the Company redeems all of the Guaranteed Notes in whole.

Section 10.02 Notice of Optional Redemption; Selection of Guaranteed Notes.

(a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any portion of the Guaranteed Notes pursuant to Section 10.01, it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Guaranteed Notes so to be redeemed as a whole or in part; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Paying Agent (in each case, if other than the Company).

(b) The Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any Guaranteed Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Guaranteed Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date (which must be a Business Day);

(ii) the applicable Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each such Guaranteed Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv) the name and address of the Paying Agent (if other than the Company);

(v) in case any Guaranteed Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Guaranteed Note, a new Guaranteed Note in principal amount equal to the unredeemed portion thereof shall be issued; and

(vi) that Guaranteed Notes redeemed in full must be surrendered to the Company to collect the Redemption Price.

(d) Notice of any redemption of the Guaranteed Notes may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.

(e) If fewer than all of the outstanding Guaranteed Notes are to be redeemed, the Company shall select the Guaranteed Notes or portions of Guaranteed Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof (or if PIK Interest has been paid, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Guaranteed Note constituting PIK Interest)) in such manner as the Company deems appropriate and fair. If any Guaranteed Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Guaranteed Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Guaranteed Notes during a period beginning at the open of business 15 calendar days before the Redemption Notice Date and ending at the close of business on such Redemption Notice Date or (ii) register the transfer of or exchange any Guaranteed Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Guaranteed Notes being redeemed in part.

Section 10.03 Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Guaranteed Notes in accordance with Section 10.02, the Guaranteed Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Guaranteed Notes at the place or places stated in the Redemption Notice, the Guaranteed Notes shall be paid and redeemed by the Company at the applicable Redemption Price in accordance with Section 10.07.

Section 10.04 Restrictions on Redemption. The Company may not redeem any Guaranteed Notes on any date if the principal amount of the Guaranteed Notes has been accelerated in accordance with the terms of this Agreement, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Guaranteed Notes).

Section 10.05 Repurchase at Option of Holders Upon a Company Fundamental Change.

(a) If a Company Fundamental Change occurs at any time on or after the Closing Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Guaranteed Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 (or if PIK Interest has been paid, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Guaranteed Note constituting PIK Interest), on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of delivery of the Company Fundamental Change Repurchase Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Interest Record Date on such Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Guaranteed Notes to be repurchased pursuant to this Article X.

(b) Repurchases of Guaranteed Notes under this Section 10.05 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Company by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Guaranteed Note attached hereto as Exhibit A, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to postponement to comply with changes in applicable law after the Issue Date) (the “Fundamental Change Expiration Time”); and (ii) delivery of the Guaranteed Notes to the Company to be repurchased at any time, but in no event more than 3 Business Days, after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Guaranteed Notes to be repurchased shall state:

(ii) the certificate numbers of the Guaranteed Notes to be delivered for repurchase;

(iii) the portion of the principal amount of Guaranteed Notes to be repurchased; and

(iv) that the Guaranteed Notes are to be repurchased by the Company pursuant to the applicable provisions of the Guaranteed Notes and this Agreement.

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Fundamental Change Repurchase Notice contemplated by this Section 10.05 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 10.10.

(c) On or before the 15th Business Day after the occurrence of a Company Fundamental Change, the Company shall provide to all Holders of Guaranteed Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Company Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Company Fundamental Change;

(ii) the last date on which a Holder may exercise the repurchase right pursuant to this Article X;

(iii) the Fundamental Change Repurchase Price;

(iv) the Fundamental Change Repurchase Date;

(v) the name and address of the Paying Agent (if other than the Company), if applicable;

(vi) that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time;

(vii) that the Holder shall have the right to withdraw any Guaranteed Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(viii) the procedures that Holders must follow to require the Company to repurchase their Guaranteed Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Guaranteed Notes pursuant to this Section 10.05; provided, however, that failure of a Holder to comply with Section 10.05(b) shall result in the forfeiture of such Holder’s repurchase option pursuant to this Section 10.05.

(d) Notwithstanding the foregoing, no Guaranteed Notes may be repurchased by the Company on any date at the option of the Holders upon a Company Fundamental Change if the principal amount of the Guaranteed Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Guaranteed Notes). The Company will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Guaranteed Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Guaranteed Notes), shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 10.06 [Reserved].

Section 10.07 Deposit of Redemption Price or Fundamental Change Repurchase Price.

(a) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Redemption Date, as applicable, the Company shall segregate or deposit with the Paying Agent (if other than the Company) an amount of cash (in immediately available funds), sufficient to pay the appropriate Fundamental Change Repurchase Price or Redemption Price, as applicable. Payment for the Guaranteed Notes to be redeemed or repurchased (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to postponement to comply with changes in applicable law after the Issue Date) shall be made on the later of:

(i) the Fundamental Change Repurchase Date or the Redemption Date (provided the Holder has satisfied the conditions in Section 10.05 and 10.03, respectfully); and

(ii) the time of delivery of such Guaranteed Note to the Company by the Holder thereof in the manner required by mailing checks for the amount payable to the Holders of such Guaranteed Notes entitled thereto as they shall appear in the Note Register.

The Paying Agent (if other than the Company) shall, promptly after any such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or Redemption Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or Redemption Date, the Company has segregated, or the Paying Agent (if other than the Company) holds, money sufficient to make payment on all the Guaranteed Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or Redemption Date, then, with respect to the Guaranteed Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Agreement, (i) such Guaranteed Notes will cease to be outstanding, (ii) interest will cease to accrue on such Guaranteed Notes (whether or not book-entry transfer of the Guaranteed Notes has been made or the Guaranteed Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Guaranteed Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or Redemption Price).

(c) Upon surrender of a Guaranteed Note that is to be repurchased in part pursuant to Section 10.03 or Section 10.05, the Company shall execute and deliver to the Holder a new Guaranteed Note equal in principal amount to the unrepurchased portion of the Guaranteed Note surrendered.

Section 10.08 Covenant to Comply with Applicable Laws Upon Repurchase of Guaranteed Notes. In connection with any repurchase offer pursuant to this Article X, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws;

in each case, so as to permit the rights and obligations under this Article X to be exercised in the time and in the manner specified in this Article X.

Section 10.09 Effect of Fundamental Change Repurchase Notice. Upon receipt by the Company of a Fundamental Change Repurchase Notice, the Holder of the Guaranteed Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice, is withdrawn in accordance with Section 10.10) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Guaranteed Note (and any previously accrued and unpaid interest on such Guaranteed Note).

Section 10.10 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice, at any time prior to the Fundamental Change Expiration Time, specifying:

(a) the principal amount of the Guaranteed Notes with respect to which such notice of withdrawal is being submitted;

(b) the certificate numbers of the withdrawn Physical Notes; and

(c) the principal amount, if any, of each Guaranteed Note that remains subject to the Fundamental Change Repurchase Notice which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

The Company will promptly return to the respective Holders thereof any Guaranteed Notes with respect to which a Fundamental Change Repurchase Notice, has been withdrawn in compliance with the provisions of this Section 10.10.

Section 10.11 Repurchase of Guaranteed Notes by Third Party. Notwithstanding the foregoing provisions of this Article X, the Company shall not be required to repurchase, or to make an offer to repurchase, the Guaranteed Notes upon a Company Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article X and such third party repurchases all Guaranteed Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article X.

ARTICLE XI

Miscellaneous

Section 11.01 Notices. Any notice or demand that by any provision of this Agreement is required or permitted to be given or served by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company) to SEACOR Marine Holdings Inc., at the Company’s Office, or sent to the Holder electronically by email.

The Company agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. The Company shall not be liable for any losses, costs or expenses arising directly or indirectly from the Company’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.

Any notice or communication sent to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or by email to the email address set forth in the Note Register, if any, and shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof (or one Business Day in the case of delivery by email).

Failure to mail or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or transmitted in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.02 Successors and Assigns. Except as provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that the Company shall not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in aggregate principal amount of the Guaranteed Notes.

Section 11.03 Amendment and Waiver. Except as heretofore expressly provided otherwise, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Company and Holders holding more than 50% of the aggregate principal amount of the Guaranteed Notes then outstanding, subject to Section 5.03; provided further, however, that any amendment, modification or supplement that:

(a) alters the aggregate principal amount of Guaranteed Notes;

(b) decreases or proposes to decrease the rate or postpones or proposes to postpone the time for payment of interest, if any, on any Guaranteed Note or the Maturity Date or decreases or proposes to decrease the amount of principal, the Redemption Price, the Fundamental Change Repurchase Price of any Guaranteed Note or otherwise affects the redemption or prepayment provisions;

(c) makes or proposes to make any Guaranteed Note payable in money or property other than that stated in the Guaranteed Note;

(d) makes or proposes to make any change in Section 10.02 or 10.05 (or any related defined terms);

(e) impairs the right of any Holder to receive payment of principal of and interest, on such Holder’s Guaranteed Notes (including any right hereunder to receive such payments on a pro rata basis), or the Redemption Price or the Fundamental Change Repurchase Price on or after the scheduled due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Guaranteed Notes;

(f) makes or proposes to make any change in Section 8.02, 8.03 or 9.04 or this Section 11.03 (or any related defined terms); or

(g) except as expressly permitted by this Agreement, modify or release the Guarantee in any manner adverse to the Holders;

in each case, shall not be binding upon any Holder of any outstanding Guaranteed Note that has not consented thereto in writing.

Notwithstanding the foregoing, the Company may amend this Agreement and the Guaranteed Notes without the consent of the Holders (i) to evidence the succession by a Successor Company or successor Guarantor and to provide for the assumption by a Successor Company or successor Guarantor of the Company’s or Guarantor’s, as applicable, obligations under the Agreement; (ii) to add guarantees with respect to the Guaranteed Notes; (iii) to secure the Guaranteed Notes; (iv) to add to the Company’s covenants or events of default, such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Agreement; or (v) to release the Guarantor from its Guarantee when permitted or required by this Agreement hereof.

Section 11.04 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures sent by facsimile or as an electronic copy (including in pdf format) shall constitute originals.

Section 11.05 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b)) BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.07 Entire Agreement. The Guaranteed Notes and the other Operative Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Guaranteed Notes and the other Operative Documents supersede all prior agreements and understandings between the parties with respect to such subject matter. Nothing in any of the Guaranteed Notes or the other Operative Documents shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.

Section 11.08 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of each Investor’s rights and privileges shall be enforceable to the fullest extent permitted by law.

Section 11.09 Submission to Jurisdiction; Waiver of Service and Venue. Each of the parties hereto, and each subsequent Holder of a Guaranteed Note by its acceptance of such Guaranteed Note, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Guaranteed Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto, and each subsequent Holder of a Guaranteed Note by its acceptance of such Guaranteed Note, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, the Guaranteed Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith shall affect any right that any of the parties hereto may otherwise have to bring any action or proceeding relating to this Agreement, the Guaranteed Notes or any other document, instrument or agreement executed or delivered in connection herewith, the Company or any of its respective Subsidiaries or any of its respective properties and the property of such Subsidiaries in the courts of any jurisdiction.

(a) Each of the parties hereto, and each subsequent Holder of a Guaranteed Note by its acceptance of such Guaranteed Note, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Guaranteed Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith in any court referred to in this Section 11.09. Each of the parties hereto, and each subsequent Holder of a Guaranteed Note by its acceptance of such Guaranteed Note, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement, the Guaranteed Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 11.10 Waiver of Jury Trial. EACH PARTY HERETO, AND EACH SUBSEQUENT HOLDER OF A GUARANTEED NOTE BY ITS ACCEPTANCE OF SUCH GUARANTEED NOTE, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE GUARANTEED NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHER THEORY. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees, and acknowledges their respective Affiliates’ understanding, that: (i) the financing provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Operative Document) are an arm’s-length commercial transaction between the Company and their respective Affiliates, on the one hand, and the Investors, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Operative Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with this transaction, each of the Investors is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Investors have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Operative Document (irrespective of whether any Investor has advised or is currently advising the Company or any of their respective Affiliates on other matters) and none of the Investors have any obligation to the Company or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Operative Documents; (iv) the Investors and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and their respective Affiliates, and none of the Investors have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Investors have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Operative Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

Section 11.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 11.13 Effectiveness. This Agreement shall become effective when it shall have been executed by the Company (and, with respect to each Person that becomes a party hereunder following the Closing Date, on the date such person enters into an amendment to this Agreement and joins this Agreement) and the Investors and thereafter shall be binding upon and inure to the benefit the Company and each Investor and their respective permitted successors and assigns, subject to Section 11.02 hereof.

Section 11.14 Attachments. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 11.15 Confidentiality. Each of the Investors agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

Information confidential), (b) to its stockholders, limited partners, members or other owners, as the case may be, but only regarding the general status of its investment in the Company (without disclosing specific confidential information), (c) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (d) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided each of the Investors agrees that it will notify the Company as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (e) to the extent such Information is included in any non-confidential filing by the Company with the Commission pursuant to the Securities Act or the Exchange Act, (f) to any other party hereto, (g) in connection with the exercise of any remedies hereunder or under any other Operative Document or any action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or thereunder, (h) subject to an agreement containing provisions at least as restrictive as those of this Section 11.15, to any assignee or any prospective assignee of any of its rights or obligations under this Agreement, (i) with the consent of the Company, or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.15 or (y) is or becomes available to such Investor, or any of its respective Affiliates on a non-confidential basis from a source other than the Company or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Company or any Affiliate of the Company.

For purposes of this Section 11.15, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Investor or any Holder on a non-confidential basis prior to disclosure by the Company or any of its Subsidiaries; it being understood that all information received from the Company or any of its Subsidiaries after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.15 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Investor acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 11.16 Public Disclosure. The Investors and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Operative Documents or the transactions contemplated therein, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including, for the avoidance of doubt, the U.S. federal securities laws), judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The

Investors and the Company agree that the initial press release to be issued with respect to the transactions contemplated herein following execution of this Agreement shall be in the form attached hereto as Exhibit B (the “Announcement”). Notwithstanding the forgoing, this Section 11.16 shall not apply to any press release or other public statement made by the Company or the Investors (a) which is consistent with the Announcement and does not contain any information relating to the transactions contemplated herein that have not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Operative Documents or the transactions contemplated therein.

Section 11.17 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Operative Documents or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Guaranteed Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Guaranteed Notes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SEACOR MARINE HOLDINGS INC.

By:	/s/ John Gellert
Name:	John Gellert
Title:	President and Chief Executive Officer

CEOF II DE I AIV, L.P., as Investor
By:	CEOF II DE AIV GP, LP, its general partner
By:	CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Vipul Amin
Name:	Vipul Amin
Title:	Authorized Person

CEOF II COINVESTMENT (DE), L.P., as Investor
By:	CEOF II DE AIV GP, LP, its general partner
By:	CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Vipul Amin
Name:	Vipul Amin
Title:	Authorized Person

CEOF II COINVESTMENT B (DE), L.P., as Investor
By:	CEOF II DE AIV GP, LP, its general partner
By:	CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Vipul Amin
Name:	Vipul Amin
Title:	Authorized Person

Schedule A

Information Relating To Investors

Investor	Principal Amount of Existing Notes	Principal Amount of Guaranteed Notes	Bank Account Wire Instructions
CEOF II DE I AIV, L.P.	$118,438,000.00	$85,275,360.00
CEOF II Coinvestment (DE), L.P.	$6,063,490.00	$4,365,712.80
CEOF II Coinvestment B (DE), L.P.	$498,510.00	$358,927.20

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Schedule 1.01(a)

Indebtedness

The Company has incurred indebtedness pursuant to the following facilities (as defined in the Company’s SEC Disclosure Documents):

SEACOR Marine Foreign Holdings Credit Facility

Sea-Cat Crewzer III Term Loan Facility

SEACOR Offshore Delta (f/k/a SEACOSCO) Acquisition Debt

SEACOR Delta (f/k/a SEACOSCO) Shipyard Financing

SEACOR Alpine Shipyard Financing

SEACOR 88/888 Term Loan

Tarahumara Shipyard Financing

SEACOR Offshore OSV

In addition, the Company has outstanding letters of credit securing lease obligations, labor and performance guaranties entered into in the ordinary course of business.

Schedule 6.01(j)

Liens

The Company has incurred liens pursuant to the following secured facilities (as defined in the Company’s SEC Disclosure Documents):

SEACOR Marine Foreign Holdings Credit Facility

Sea-Cat Crewzer III Term Loan Facility

SEACOR Offshore Delta (f/k/a SEACOSCO) Acquisition Debt

SEACOR Delta (f/k/a SEACOSCO) Shipyard Financing

SEACOR Alpine Shipyard Financing

SEACOR 88/888 Term Loan

Tarahumara Shipyard Financing

SEACOR Offshore OSV

For additional information on the listed facilities, please see the Company’s SEC Disclosure Documents.

Schedule 7.12

Permitted Liens

None.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(2) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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SEACOR Marine Holdings Inc.

8.0% / 9.5% Senior PIK Toggle Note due 2026

No. ___	$[ ]

Principal

Amount $         [    ]

SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), promises to pay to [ ] or registered assigns, the principal amount of [add principal amount in words] $[•] on July 1, 2026 (the “Maturity Date”).

Interest Payment Dates: June 15 and December 15, beginning on December 15, 2022.

Regular Record Dates: June 10 and December 10.

Additional provisions of this Guaranteed Note are set forth on the other side of this Guaranteed Note.

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IN WITNESS WHEREOF, SEACOR Marine Holdings Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

SEACOR Marine Holdings Inc.

By:
Name:
Title:

4

[FORM OF REVERSE OF NOTE]

SEACOR Marine Holdings Inc.

8.0% / 9.5% Senior PIK Toggle Note due 2026

This Guaranteed Note is one of a duly authorized issue of securities of the Company (herein called the “Guaranteed Notes”), issued pursuant to the Exchange Agreement (Guaranteed Notes) dated as of October 5, 2022 (the “Agreement”) by and between the Company and the investors named therein (the “Investors”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. Reference is hereby made to the Agreement, the Registration Rights Agreement (collectively, the “Relevant Agreements”), for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Investors and the Holders of the Guaranteed Notes and of the terms upon which the Guaranteed Notes are, and are to be, delivered.

This Guaranteed Note does not benefit from a sinking fund. This Guaranteed Note shall be redeemable at the Company’s option in accordance with Article X of the Agreement. The Company may redeem for cash all or a part of the Guaranteed Notes at any time after the date hereof at the applicable Redemption Price specified in Section 1.01 of the Agreement.

As provided in and subject to the provisions of the Agreement, at any time on or after a Company Fundamental Change, the Holder of this Guaranteed Note will have the right, at such Holder’s option, to require the Company to purchase this Guaranteed Note, or any portion of this Guaranteed Note such that the principal amount of this Guaranteed Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, provided further that PIK Interest will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof on the Fundamental Change Repurchase Date, at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.

As provided in and subject to the provisions of the Agreement, the Company will make all payments in respect of the Fundamental Change Repurchase Price for, the Redemption Price for, and the principal amount of, this Guaranteed Note to the Holder that surrenders this Guaranteed Note to the Company to collect such payments in respect of this Guaranteed Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Guaranteed Notes to be effected under the Agreement at any time by the Company and Guarantor, with the consent of the Holders of a majority in principal amount of the Guaranteed Notes at the time outstanding. The Agreement also contains provisions permitting the Holders of specified percentages in principal amount of the Guaranteed Notes at the time outstanding, on behalf of the Holders of all Guaranteed Notes, to waive compliance by the Company or Guarantor, with certain provisions of the Agreement and certain past Defaults under the Agreement and their consequences. Any such consent or waiver by the Holder of this Guaranteed Note shall be conclusive and binding upon such Holder and upon all future Holders of this Guaranteed Note and of any Guaranteed Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Guaranteed Note.

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As provided in and subject to the provisions of the Agreement, the Holder of this Guaranteed Note shall not have the right to institute any proceeding with respect to the Agreement, unless the Holders of not less than 25% in principal amount of the Guaranteed Notes at the time outstanding shall have given the Company written notice in respect of such Event of Default, and the Company shall have failed to cure, for 60 days after receipt of such notice. The foregoing shall not apply to any suit instituted by the Holder of this Guaranteed Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Repurchase Price or the Redemption Price, due upon exchange of this Guaranteed Note or after the respective due dates expressed in the Agreement.

No reference herein to the Relevant Agreements and no provision of this Guaranteed Note or Relevant Agreements shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be the principal of (including the Fundamental Change Repurchase Price and the Redemption Price), premium, if any, interest on and the amount of cash due upon maturity (or upon a Fundamental Change Repurchase Date).

To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Guaranteed Notes and all other amounts payable by the Company under the Agreement and the Guaranteed Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Agreement and the Guaranteed Notes, the Guarantor has agreed to unconditionally Guarantee such obligations on a senior unsecured basis, subject to the limitations described in Article IX of the Agreement.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Guaranteed Note is registrable in the Note Register, upon surrender of this Guaranteed Note for registration of transfer to the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Guaranteed Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Guaranteed Notes are issuable only in registered definitive form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof except that PIK Notes and increases in the aggregate principal amount of the Guaranteed Notes may, in each case, be issued and/or made in minimum denominations of $1.00 and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Guaranteed Notes are exchangeable for a like aggregate principal amount of Guaranteed Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

2

Prior to due presentment of this Guaranteed Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name the Guaranteed Note is registered as the owner hereof for all purposes, whether or not this Guaranteed Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If any provision of this Guaranteed Note limits, qualifies or conflicts with a provision of the Relevant Agreements, such provision of the Relevant Agreement shall control.

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ATTACHMENT 1

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	SEACOR Marine Holdings Inc.

The undersigned registered owner of this Guaranteed Note hereby acknowledges receipt of a notice from SEACOR Marine Holdings Inc. (the “Company”) as to the occurrence of a Company Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.05 of the Agreement (1) the entire principal amount of this Guaranteed Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date on such Interest Payment Date to Holders of record as of such Regular Interest Record Date.

The certificate number(s) of the Guaranteed Notes to be repurchased are:

Principal amount to be repurchased (if less than all):$

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Guaranteed Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 2

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,                                              (the “Existing Holder”) hereby sell(s), assign(s) and transfer(s) unto                                               (Please insert social security or Taxpayer Identification Number of assignee) (the “Transferee”) the within Guaranteed Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

The Existing Holder hereby represents and warrants that the Transferee is not a Disqualified Institution. The Existing Holder and Transferee each acknowledge and understand any sale, transfer or assignment to a Disqualified Institution shall be void ab initio, and the Company shall treat any Existing Holder in violation of this provision as the registered Holder for all purposes under the Agreement and this Guaranteed Note. Further, the Company shall be entitled to seek specific performance to unwind any such sale, transfer or assignment in addition to any other remedies available to the Company at law or at equity.

In connection with any transfer of the within Guaranteed Note, the Existing Holder confirms that such Guaranteed Note is being transferred:

CHECK ONE BOX BELOW:

☐	To SEACOR Marine Holdings Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature of Existing Holder:

Name:
Title:

Signature Guarantee

Signature(s) must be guaranteed by an eligible

Guarantor Institution (banks, stock brokers,

savings and loan associations and credit unions)

with membership in an approved signature

guarantee medallion program pursuant to

Securities and Exchange Commission

Rule 17Ad-15 if Guaranteed Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The above signature of the Existing Holder on the assignment must correspond with the name as written upon the face of the Guaranteed Note in every particular without alteration or enlargement or any change whatever.

The undersigned Transferee hereby represents and warrants that the representations and warranties in Section 6.02 of the Agreement are true and correct with respect to the undersigned as if made on the date hereof. The undersigned Transferee further agrees to be bound by the Agreement (including Section 6.02(g) thereof) and the Registration Rights Agreement as if it were an Investor (as defined in the Agreement).

Signature of Transferee:

Name:
Title:

Address:

Dated:

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